As filed with the Securities and Exchange Commission on April 28, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

MOHAWK INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	52-1604305
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

P.O. Box 12069

160 S. Industrial Blvd.

Calhoun, Georgia 30701

(706) 629-7721

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

MOHAWK CAPITAL FINANCE S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Mohawk Capital Finance S.A.

10B, rue des Mérovingiens

L-8070 Bertrange

Grand Duchy of Luxembourg

R.C.S. Luxembourg: B 217592

(+352) 2700 4181

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

R. David Patton

Vice President-Business Strategy, General Counsel and Secretary

Mohawk Industries, Inc.

160 S. Industrial Blvd.

Calhoun, Georgia 30701

(706) 629-7721

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Paul J. Nozick

Kyle G. Healy

Alston & Bird LLP

One Atlantic Center

1201 West Peachtree Street

Atlanta, Georgia 30309

(404) 881-7000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer

Non-accelerated filer	☐ (do not check if a smaller reporting company)	Smaller reporting company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

PROSPECTUS

MOHAWK INDUSTRIES, INC.

Debt Securities

Guarantees of Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Purchase Contracts

Units

MOHAWK CAPITAL FINANCE S.A.

Debt Securities

From time to time, Mohawk Industries, Inc., or Mohawk, may offer and sell debt securities (which may be issued in one or more series), guarantees of debt securities, common stock, preferred stock (which may be issued in one or more series), depositary shares, warrants, purchase contracts and units that include any of these securities. From time to time, Mohawk Capital Finance S.A., or Mohawk Capital Finance, may offer and sell debt securities (which may be issued in one or more series), and Mohawk will fully and unconditionally guarantee the payment of principal of, and premium (if any) and interest on, such debt securities.

We may offer and sell these securities from time to time in amounts, at prices and on terms that will be determined at the time of the applicable offering. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis. This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus. This prospectus may not be used to consummate sales of these securities unless it is accompanied by a prospectus supplement. You should read this prospectus and any supplement carefully before you decide to invest.

Mohawk’s common stock is listed on the New York Stock Exchange and trades under the ticker symbol “MHK.” Each prospectus supplement will indicate if the securities offered thereby will be listed on any securities exchange.

Investing in our securities involves risk. You should carefully consider the information referred to under the heading ”Risk Factors” beginning on page 4 before you invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 28, 2023.

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You should rely only on the information contained in this prospectus or any accompanying prospectus supplement, including the information incorporated by reference herein, as described under “Incorporation of Certain Information by Reference,” or any free writing prospectus that we prepare and distribute. We have not authorized anyone to provide you with any information different from that contained in, or incorporated by reference into, this prospectus or any accompanying prospectus supplement or any free writing prospectus. This prospectus, any accompanying prospectus supplement and any free writing prospectus may be used only for the purposes for which they have been published, and no person has been authorized to give any information not contained in, or incorporated by reference into, this prospectus and the accompanying prospectus supplement or any free writing prospectus. If you receive any other information, you should not rely on it. You should not assume that the information contained in this prospectus, the applicable prospectus supplement or any other offering material is accurate as of any date other than the date on the cover page of those documents. Our business, financial condition, results of operations and prospects may have changed since that date. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may, from time to time, sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer securities, we will provide a prospectus supplement, together with this prospectus, that will contain specific information about the terms of that offering and the manner in which the securities will be offered. The prospectus supplement may also add to, update, modify or supersede the information contained in this prospectus. If information varies between this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement. We urge you to read this prospectus, the prospectus supplement and other offering material together with additional information described under the heading “Incorporation of Certain Information By Reference.”

In this prospectus, we refer to debt securities, common stock, preferred stock, warrants, purchase contracts and units collectively as the “securities.” The terms “we,” “our,” “ours,” “us” and the “Company” refer to Mohawk Industries, Inc. and our consolidated subsidiaries, except where specifically indicated otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our filings with the SEC, including this registration statement on Form S-3, are available to the public through the SEC’s Internet site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005, on which our common stock is listed.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus and any prospectus supplement. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus or any prospectus supplement to a contract or other document, the reference is only a summary and you should refer to the exhibits that are a part of the registration statement for a copy of the contract or other document.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

•	our Annual Report on Form 10-K for the year ended December 31, 2022;

•	the portions of our definitive Proxy Statement for our 2023 Annual Meeting of Stockholders that are incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2022;

•	our Current Report on Form 8-K filed with the SEC on January 17, 2023;

•

the description of our common stock contained in  Exhibit 4.9 to our Annual Report on Form  10-K for the fiscal year ended December 31, 2022, and as amended by any subsequent amendment or any report filed for the purpose of updating such description; and

•

all documents filed by us under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, on or after the date of this prospectus and before the termination of this offering of securities.

We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all of the information that has been incorporated by reference into this prospectus, excluding exhibits to those documents, unless they are specifically incorporated by reference into those documents. These documents are available on our website at http://www.mohawkind.com. You can also request those documents from our Corporate Secretary at the following address and telephone number:

Mohawk Industries, Inc.

160 South Industrial Boulevard

Calhoun, Georgia 30701

(706) 629-7721

Except as expressly provided above, no other information, including information on our website, is incorporated by reference into this prospectus.

FORWARD-LOOKING STATEMENTS

Certain of the statements in this prospectus and the documents incorporated by reference in this prospectus, particularly those anticipating future performance, business prospects, growth and operating strategies, and similar matters, and those that include the words “could,” “should,” “believes,” “anticipates,” “expects” and “estimates” or similar expressions constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, for which Mohawk claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

There can be no assurance that the forward-looking statements will be accurate because they are based on many assumptions, which involve risks and uncertainties. The following important factors could cause future results to differ: changes in economic or industry conditions; competition; inflation and deflation in freight, raw material prices and other input costs; inflation and deflation in consumer markets; currency fluctuations; energy costs and supply; timing and level of capital expenditures; timing and implementation of price increases for the

Company’s products; impairment charges; integration of acquisitions; international operations; introduction of new products; rationalization of operations; taxes and tax reform; product and other claims; litigation; the risks and uncertainty related to the COVID-19 pandemic; regulatory and political changes in the jurisdictions in which the Company does business; and other risks identified in Mohawk’s SEC reports and public announcements. See “Risk Factors” below for further information regarding these and other important factors that could cause our actual results to differ materially from those contemplated by our forward-looking statements.

Our forward-looking statements contained herein speak only as of the date of this prospectus or, in the case of any document incorporated by reference into this prospectus, the date of that document. We make no commitment to revise or update any forward-looking statements to reflect events or circumstances after the date any such statements are made except as required by law.

MOHAWK INDUSTRIES, INC.

Mohawk is a leading global flooring manufacturer that creates products to enhance residential and commercial spaces around the world. Mohawk’s vertically integrated manufacturing and distribution processes provide competitive advantages in carpet, rugs, ceramic tile, laminate, wood, stone, luxury vinyl tile (“LVT”) and sheet vinyl flooring. Our industry-leading innovation develops products and technologies that differentiate our brands in the marketplace and satisfy all flooring-related remodeling and new construction requirements. Our brands are among the most recognized in the industry and include American Olean®, Daltile®, Durkan®, Eliane®, Feltex®, Godfrey Hirst®, IVC Commercial®, IVC Home®, Karastan®, Kerama Marazzi®, Marazzi®, Moduleo®, Mohawk®, Pergo®, Quick-Step® and Unilin®. During the past two decades, Mohawk has transformed its business from an American carpet manufacturer into the world’s largest flooring company with operations in Australia, Brazil, Canada, Europe, India, Malaysia, Mexico, New Zealand, Russia, the United Kingdom and the United States.

Our principal executive offices are located at 160 South Industrial Boulevard, Calhoun, Georgia 30701, and our telephone number is (706) 629-7721. Our website can be accessed at www.mohawkind.com. The contents of our website are not part of this prospectus or any accompanying prospectus.

MOHAWK CAPITAL FINANCE S.A.

Mohawk Capital Finance serves as a finance subsidiary to provide financing for Mohawk through the issuance of debt securities. The principal address of Mohawk Capital Finance is 10B, rue des Mérovingiens, L-8070 Bertrange, Grand Duchy of Luxembourg, registered with the Luxembourg Trade and Companies’ Register under number B217592, and its telephone number is (+352) 2700 4181.

There are no separate financial statements of Mohawk Capital Finance in this prospectus, as permitted by SEC rules. We do not believe such financial statements would be helpful because:

•

Mohawk Capital Finance is a wholly owned subsidiary of Mohawk, and the financial information of Mohawk Capital Finance is included in the consolidated financial statements and financial information of Mohawk, which is filed under the Exchange Act.

•	Mohawk Capital Finance does not have any independent operations other than providing for the ongoing financing needs of Mohawk.

•	The obligations of Mohawk Capital Finance will be fully and unconditionally guaranteed by Mohawk.

•	Mohawk Capital Finance is not, and will not become, subject to the information reporting requirements of the Exchange Act.

RISK FACTORS

Our operations are subject to a number of risks. When considering an investment in our securities, you should carefully read and consider the risk factors included in our most recent annual report on Form 10-K as supplemented by our quarterly reports on Form 10-Q and other reports we file with the SEC, each of which is incorporated herein by reference, and those specific risk factors that may be included in the applicable prospectus supplement, together with all of the other information presented in this prospectus, any prospectus supplement and the documents we incorporate by reference. If any of the events described in those risk factors actually occurs, our business, financial condition or operating results, as well as the market price of our securities, could be materially adversely affected.

USE OF PROCEEDS

Unless otherwise specified in the applicable prospectus supplement, we intend to use the net proceeds from the sale of securities for general corporate purposes, which may include:

•	working capital;

•	capital expenditures;

•	acquisitions of or investments in businesses or assets;

•	redemption and repayment of short-term or long-term borrowings;

•	purchases of our common stock; and

•	other general corporate purposes.

Pending application of the net proceeds, we may temporarily invest the net proceeds in short-term marketable securities.

DESCRIPTION OF DEBT SECURITIES

The following description of the debt securities is a summary of the general terms and provisions of the debt securities. This summary may not contain all of the information that is important to you and is qualified in its entirety by reference to the applicable indenture and its associated documents, including the form of note. We have filed the indentures or forms thereof with the SEC as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information” for information on how to obtain copies of them. The specific terms and provisions of any series of debt securities will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms and provisions of that series of debt securities may differ from the general description of terms and provisions presented below.

Please note that in this section titled “Description of Debt Securities,” references to “we,” “our” and “us” refer either to Mohawk or to Mohawk Capital Finance, as the case may be, as the issuer of the applicable securities of debt securities and not to any subsidiaries, unless the context requires otherwise. Also, in this section, references to “holders” mean those who own debt securities registered in their own names on the books that we or the trustee maintain for this purpose and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section titled “—Book-Entry Delivery and Settlement.”

General

Either Mohawk or Mohawk Capital Finance may issue debt securities. When describing any debt securities below, references to “we,” “us” or “our” refer to the issuer of those securities.

The debt securities of Mohawk and of Mohawk Capital Finance may be either senior or senior subordinated debt securities, as described in greater detail below. When we refer to “senior debt securities,” we mean both the senior debt securities of Mohawk and the senior debt securities of Mohawk Capital Finance unless the context requires otherwise. When we refer to “senior subordinated debt securities,” we mean the senior subordinated debt securities of Mohawk and the senior subordinated debt securities of Mohawk Capital Finance unless the context requires otherwise. When we refer to “debt securities,” we mean both the senior debt securities and the senior subordinated debt securities, unless the context requires otherwise. When we refer to a series of debt securities, we mean a series issued under the applicable indenture, as described below. When we refer to the prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase. The terms used in the prospectus supplement have the meanings described in this prospectus, unless otherwise specified.

We are not limited in the amount of debt securities that we may issue, and we may issue as many distinct series of debt securities as we wish. Additionally, the provisions of each indenture allow us to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that series.

Senior or Senior Subordinated Debt Securities

The senior debt securities of Mohawk and Mohawk Capital Finance will be issued under the applicable indenture, as described in “—Indentures” below, and will rank equally with all the other senior and unsubordinated debt of Mohawk or Mohawk Capital Finance, as the case may be.

The senior subordinated debt securities of Mohawk and Mohawk Capital Finance will be issued under the applicable indenture, as described below, and payment of the principal of, and premium (if any) and interest on, the senior subordinated debt securities will be junior in right of payment to the prior payment in full of all of Mohawk’s or Mohawk Capital Finance’s “senior indebtedness,” as defined in the applicable indenture. The prospectus supplement for any series of senior subordinated debt securities will set forth the subordination terms of such debt securities, as well as the aggregate amount of senior indebtedness outstanding as of the end of the issuer’s most recent fiscal quarter. The prospectus supplement will also set forth limitations, if any, on the issuance of additional senior indebtedness. Mohawk’s senior indebtedness is, and any additional indebtedness of Mohawk will be, structurally subordinate to the indebtedness of Mohawk Capital Finance. Mohawk Capital Finance’s indebtedness is, and any additional indebtedness of Mohawk Capital Finance will be, structurally senior to any indebtedness of Mohawk (except to the extent that Mohawk Capital Finance guarantees such indebtedness and solely to the extent of such guarantee).

Indentures

Mohawk’s senior debt securities and senior subordinated debt securities are governed by an indenture, which is a contract between Mohawk, as the issuer of the debt securities, and U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee. The trustee has two main roles:

•	First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe under “—Events of Default.”

•	Second, the trustee performs administrative duties for us, such as sending interest payments and notices.

The senior debt securities of Mohawk Capital Finance and the senior subordinated debt securities of Mohawk Capital Finance will each be governed by an indenture—a senior debt indenture, in the case of senior debt securities, and a senior subordinated debt indenture, in the case of senior subordinated debt securities. Each indenture is a contract between (i) Mohawk Capital Finance as issuer of the debt securities, (ii) Mohawk as guarantor, and (iii) U.S. Bank Trust Company, National Association (as successor in interest to U.S. Bank National Association), as trustee. The indentures governing the debt securities of Mohawk Capital Finance are substantially identical, except for the provisions relating to subordination, which are included only in the senior subordinated debt indenture.

Under each of the indentures that govern the debt securities of Mohawk Capital Finance, Mohawk will fully and unconditionally guarantee, jointly and severally, to each holder of debt securities, the full and prompt performance of Mohawk Capital Finance’s obligations under the indenture and the debt securities, including the payment of principal of, and premium (if any) and interest on, the debt securities. The guarantee of any senior subordinated debt securities by Mohawk will be subordinated to the senior indebtedness of Mohawk on the same basis as such senior subordinated debt securities are subordinated to the senior indebtedness of Mohawk Capital Finance. The prospectus supplement will describe any additional terms of the guarantee. See “Description of Guarantees.”

Terms Contained in the Prospectus Supplement

The prospectus supplement will contain the terms relating to the specific series of debt securities being offered. The prospectus supplement will include some or all of the following:

•	whether the issuer of the debt securities is Mohawk or Mohawk Capital Finance;

•	the title of the debt securities and whether they are senior debt securities or senior subordinated debt securities;

•	any limit on the aggregate principal amount of debt securities of such series;

•

if the debt securities of the series will be secured by any collateral and, if so, a general description of the collateral and the terms and provisions of such collateral security, pledge or other agreements;

•	the date or dates on which the principal of any debt securities is payable;

•	the rate or rates at which any debt securities of the series will bear interest, if any, and the date or dates from which any such interest will accrue;

•	the dates on which any interest will be payable and the regular record date for determining who is entitled to the interest payable on any interest payment date;

•

the person to whom any interest on a debt security of the series will be payable, if other than the person in whose name that debt security (or one or more predecessor debt securities) is registered at the close of business on the regular record date for such interest;

•	the place or places where the principal of, and premium (if any) and interest on, any debt securities of the series will be payable and the manner in which any payment may be made;

•

any provisions regarding the manner in which the amount of the principal of, and premium (if any) and interest on, any debt securities of the series may be determined with reference to a financial or economic measure or pursuant to a formula, if applicable;

•

the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series may be redeemed, in whole or in part, at our option, and, if other than by a board resolution, the manner in which our election to redeem the debt securities will be evidenced;

•

our obligation, if any, to redeem or purchase any debt securities of the series pursuant to any sinking fund or analogous provision and the period or periods within which, the price or prices at which and the terms and conditions upon which any debt securities of the series will be redeemed or purchased, in whole or in part, pursuant to such obligation;

•	the denominations of the debt securities if other than denominations of $1,000 and any integral multiple of $1,000 in excess thereof;

•

if other than the currency of the United States, the currency, currencies or currency units in which the principal of, and premium (if any) and interest on, any debt securities of the series will be payable and the manner of determining the equivalent thereof in the currency of the United States for any purpose;

•

if the principal of, and premium (if any) and interest on, any debt securities of the series is to be payable in one or more currencies or currency units other than that or those in which such debt securities are stated to be payable, the currency, currencies, or currency units in which the principal of, and premium (if any) and interest on, such debt securities will be payable, the periods within which and the terms and conditions upon which such payments are to be made, and the amount so payable (or the manner in which such amount will be determined);

•	if other than the entire principal amount, the portion of the principal amount of any debt securities of the series which will be payable upon declaration of acceleration of the maturity;

•

if the principal amount payable at the stated maturity of any debt securities of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount of such debt securities as of any such date for any purpose, including the principal amount which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any day prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount will be determined);

•	that the debt securities of the series will be subject to full defeasance or covenant defeasance, if applicable;

•

that any debt securities will be issuable in whole or in part in the form of one or more global securities and, in such case, the depositaries for such global securities and the form of any legend or legends which will be borne by such global security, if applicable;

•

any addition to, elimination of, or other change in, the events of default which applies to any debt securities of the series and any change in the right of the trustee or the requisite holders of such debt securities to declare the principal amount due and payable;

•	any addition to, elimination of or other change in the covenants which applies to any debt securities of the series;

•

the terms, if any, upon which the debt securities may be converted into, or exchanged for, stock, other debt securities or other securities, including whether such conversion or exchange is mandatory, at the option of the holder or at our option, the period during which such conversion or exchange may occur, the initial conversion or exchange rate and the circumstances or manner in which the conversion or exchange ratio may be adjusted or calculated;

•	in the case of debt securities issued by Mohawk Capital Finance, any additional terms of the guarantee; and

•	any other terms of the debt securities not inconsistent with the indenture.

Debt securities may bear interest at a fixed rate or a variable (or “floating”) rate, as specified in the prospectus supplement. In addition, if specified in the prospectus supplement, we may sell debt securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate, or at a discount below their stated principal amount. We will describe in the prospectus supplement any material special federal income tax considerations applicable to any such discounted debt securities.

Some of the debt securities may be issued as original issue discount debt securities. Original issue discount debt securities bear no interest or bear interest at below market rates and will be sold at a discount below their stated principal amount. The prospectus supplement relating to an issue of original issue discount debt securities will contain information relating to United States federal income tax, accounting, and other special considerations applicable to original issue discount debt securities.

We will generally have no obligation to repurchase, redeem, or change the terms of debt securities upon any event (including a change in control) that might have an adverse effect on our credit quality.

Unless otherwise specified in the prospectus supplement, the debt securities will not be listed on any securities exchange.

Certain Covenants

The indenture may include covenants of Mohawk or Mohawk Capital Finance, as the case may be. These covenants may impose limitations on our indebtedness, limitations on liens, limitations on the issuance of preferred stock of certain of our subsidiaries, limitations on certain distributions and limitations on transactions with our affiliates, or other limitations. Any such covenants applicable to a series of debt securities will be set forth in the prospectus supplement.

Consolidation, Merger, Conveyance, Transfer or Lease

Mohawk and/or Mohawk Capital Finance, as applicable, may not consolidate or merge with or into, or transfer or lease its assets substantially as an entirety to, any entity, unless:

•

Mohawk or Mohawk Capital Finance, as applicable, is the surviving entity or, if not, the successor entity formed by such consolidation or into which Mohawk or Mohawk Capital Finance is merged or which acquires or leases Mohawk’s or Mohawk Capital Finance’s assets is organized and existing under the laws of any U.S. jurisdiction and expressly assumes Mohawk’s or Mohawk Capital Finance’s obligations with respect to the debt securities and under the applicable indenture;

•	no default or event of default exists or will occur immediately after giving effect to the transaction; and

•	we have delivered to the trustee the certificates and opinions required under the indenture.

Events of Default

The following are events of default under the Indenture with respect to any series of debt securities:

•	failure to pay any installment of interest on such series of debt securities when due and the continuance of such failure for 30 days;

•	failure to pay principal of, or premium, if any, on such series of debt securities when due;

•	failure to deposit any sinking fund payment with respect to such series of debt securities when due and the continuance of such failure for 30 days;

•

failure to observe or perform any other covenant or agreement in respect of such series of debt securities and the continuance of such failure for 60 days after receipt by us from the trustee or by us and the trustee from the holders of at least 25% of the principal amount of such series of debt securities outstanding of written notice of such failure specifying such failure and requiring the same to be remedied;

•	certain events of bankruptcy, insolvency or reorganization of Mohawk or Mohawk Capital Finance; and

•	any other event of default we may provide for that series of debt securities.

If an event of default with respect to the outstanding debt securities of a particular series occurs and continues, either the trustee or the holders of at least 25% in aggregate principal amount of such series of outstanding debt securities may declare the principal amount of such series of debt securities to be due and payable immediately; provided that, in the case of certain events of bankruptcy, insolvency or reorganization, such principal amount, or portion thereof will automatically become due and payable without any action by the trustee or any holder. In the case of original issue discount debt securities, only a specified portion of the principal amount may be accelerated. However, at any time after an acceleration with respect to the debt securities of a particular series has occurred but before a judgment or decree based on such acceleration is entered, the holders of a majority in aggregate principal amount of the outstanding debt securities of such series may, under certain circumstances, rescind and annul such acceleration. For information as to waiver of defaults, see “Modification and Waiver” below.

If the principal or any premium or interest on any debt security is payable in a currency other than U.S. dollars and such currency is not available to us for making payment due to the imposition of exchange controls or other circumstances beyond our control, we are entitled to satisfy our obligations to holders of such debt securities by making such payment in U.S. dollars in an amount equal to the U.S. dollar equivalent of the amount payable in such other currency, as determined by the trustee as provided in the indenture. Any payment made under such circumstances in U.S. dollars where the required payment is in a currency other than U.S. dollars will not constitute an event of default under the indenture.

Subject to the duty of the trustee during an event of default to act with the required standard of care, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless such holders have offered the trustee security or indemnity reasonably satisfactory to the trustee. Subject to such indemnification and certain other limitations, the holders of a majority in aggregate principal amount of the outstanding debt securities of a particular series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee, with respect to the debt securities of such series.

Other than with respect to a lawsuit for the payment of principal, premium, if any, and interest on any series of debt securities when due, the indenture provides that no holder of such series of debt securities may institute any action against us under the indenture without first complying with the conditions set forth in the indenture.

We will furnish to the trustee an annual statement as to the performance of certain of our obligations under the indenture and as to any default in such performance.

Modification and Waiver

Modifications and amendments of the indenture with respect to any series of debt securities outstanding may be made by us and the trustee with the consent of holders of a majority in aggregate principal amount of such series, except that no such modification or amendment may, without the consent of the holder of each outstanding debt security of the applicable series affected thereby:

•

extend the stated maturity date of the principal of, or any installment of principal of or interest on, any such debt security, or reduce the principal amount of or the rate (or extend the time for payment) of interest on, or any premium payable upon the redemption of, any such debt security;

•	reduce the amount of principal payable upon acceleration of the maturity thereof;

•	change the place or currency of payment of principal of, or premium, if any, or interest on, any such debt security;

•	impair the right to institute suit for the enforcement of any payment on, or with respect to, any such debt security;

•

reduce the percentage in aggregate principal amount of such series of outstanding debt securities, the consent of the holders of which is required for any amendment, supplemental indenture or waiver provided for in the indenture;

•

modify any of the waiver provisions of the indenture, except to increase any required percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the holder of each outstanding debt security of the series affected thereby;

•	cause any such debt security to become subordinate in right of payment to any other debt, except to the extent provided in the terms of such security; or

•

if such debt security provides that the holder may require us to repurchase or convert such debt security, impair such holder’s right to require repurchase or conversion of such debt security on the terms provided therein.

We and the trustee may also modify and amend the indenture without the consent of any holder of debt securities in limited circumstances, such as clarifications and changes that would not adversely affect the holders.

The holders of a majority in aggregate principal amount of any series of outstanding debt securities may, on behalf of the holders of all such debt securities, waive our compliance with certain restrictive provisions of the indenture or such series of debt securities. The holders of a majority in aggregate principal amount of any series of outstanding debt securities may, on behalf of the holders of all such debt securities, waive any past default under the indenture, except a default in the payment of the principal of, or premium (if any) or interest on, such debt securities or in respect of any provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of such series affected thereby.

Legal Defeasance and Covenant Defeasance

The indenture provides that we may, at our option, elect to discharge our obligations with respect to any series of debt securities, which we refer to as legal defeasance. If legal defeasance occurs, we will be deemed to have paid and discharged all amounts owed under the applicable series of debt securities and the indenture will cease to be of further effect as to such series of debt securities, except that:

•

holders will be entitled to receive timely payments for the principal of, premium, if any, and interest on, such series of debt securities, from the funds deposited for that purpose (as explained below);

•

our obligations will continue with respect to the issuance of temporary debt securities, the registration of debt securities, and the replacement of mutilated, destroyed, lost or stolen debt securities of the applicable series;

•	the trustee will retain its rights, powers, trusts, duties, and immunities under the indenture, and we will retain our obligations in connection therewith; and

•	other legal defeasance provisions of the indenture will remain in effect.

In addition, we may, at our option and at any time, elect to cause the release of our obligations with respect to most of the covenants in the indenture, which we refer to as covenant defeasance, with respect to any series of debt securities. If covenant defeasance occurs, certain events (not including non-payment events and bankruptcy, insolvency and reorganization events) relating to us described under “—Events of Default” will no longer constitute events of default with respect to such series of debt securities. We may exercise legal defeasance regardless of whether we previously exercised covenant defeasance.

In order to exercise either legal defeasance or covenant defeasance, each of which we refer to as a defeasance, with respect to any series of debt securities:

(1) We must irrevocably deposit with the trustee, in trust, for the benefit of holders of the debt securities of such series, U.S. legal tender, U.S. government securities, a combination thereof or other obligations as may be provided with respect to such series of debt securities, in amounts that will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, premium, if any, and interest on, the applicable series of debt securities on the stated date for payment or any redemption date thereof, and the trustee must have, for benefit of holders of such debt securities, a valid and perfected security interest in the obligations so deposited;

(2) in the case of legal defeasance, we must deliver to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that:

•	we have received from, or there has been published by, the Internal Revenue Service, a ruling, or

•	since the date of the indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that holders of such series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the legal defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the legal defeasance had not occurred;

(3) in the case of covenant defeasance, we must deliver to the trustee an opinion of counsel in the United States reasonably acceptable to the trustee confirming that holders of such series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the covenant defeasance had not occurred;

(4) no default or event of default with respect to such debt securities may have occurred and be continuing under the indenture on the date of the deposit with respect to such series of debt securities (other than a default or event of default resulting from the borrowing of funds to be applied to such deposit); in addition, no event of default relating to bankruptcy or insolvency may occur at any time from the date of the deposit to the 91st calendar day thereafter;

(5) the legal defeasance or covenant defeasance may not result in a breach or violation of, or constitute a default under any material agreement or instrument (excluding the indenture) to which Mohawk or any of its subsidiaries is a party or by which Mohawk or any of its subsidiaries is bound;

(6) we must deliver to the trustee an officers’ certificate stating that the deposit was not made by us with the intent of preferring the holders of such debt securities over any other creditors of ours or the intent to hinder, delay or defraud any other of our creditors;

(7) the legal defeasance or covenant defeasance may not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless that trust is qualified, or exempt from regulation, under that Act; and

(8) we must deliver to the trustee an officers’ certificate confirming the satisfaction of conditions in clauses (1) through (6) above and an opinion of counsel confirming the satisfaction of the conditions in clauses (1) (with respect to the validity and perfection of the security interest), (2), (3), (5) and (7) above.

If the amount deposited with the trustee to effect a covenant defeasance is insufficient to pay the principal of, and premium (if any) and interest on, the applicable series of debt securities when due, then our obligations under the indenture and such series of debt securities will be revived and such Defeasance will be deemed not to have occurred.

Form, Exchange and Transfer

We will issue the debt securities only in registered form, without interest coupons. Unless provided otherwise in the prospectus supplement relating to a particular series of debt securities, the debt securities will be issued in minimum denominations of $1,000 and integral multiples thereof. No service charge will be made for any registration of transfer or exchange of debt securities, but we may require payment of a sum sufficient to cover any tax or government charge payable in connection therewith. If any series of the debt securities are to be redeemed in part, we will not be required to issue, register the transfer of or exchange such series of the debt securities during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption and ending at the close of business on the day of such mailing or to register the transfer of or exchange any debt securities so selected for redemption in part, except the unredeemed portion of any debt securities being redeemed in part.

We will cause to be kept at the office of the registrar a register in which, subject to such reasonable regulations as we may prescribe, we will provide for the registration of the debt securities and registration of transfers of the debt securities. We initially will appoint the trustee as paying agent and registrar for the debt securities. We may change or terminate the appointment of any paying agent or registrar or appoint additional or other such agents or approve any change in the office through which any such agent acts. We must notify the trustee of the name and address of any registrar, co-registrar or paying agent that is not a party to the indenture.

The Trustee

U.S. Bank Trust Company, National Association (as successor to U.S. Bank National Association) will act as the trustee under the indentures. All payments of principal of, and premium (if any) and interest on, and all registration, transfer, exchange, authentication and delivery of, the debt securities will be effected by the trustee or its agent at an office designated by the trustee as its corporate trust office.

The indenture provides that, except during the continuance of an event of default, the trustee will perform only such duties as are specifically set forth in the indenture. During the existence of an event of default under the indenture, the trustee will exercise such rights and powers vested in it as a prudent person would exercise under the circumstances in the conduct of such person’s own affairs. Subject to these provisions, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request of any of the holders of the debt securities, unless they shall have offered to the trustee security or indemnity reasonably satisfactory to the trustee.

The indenture and provisions of the Trust Indenture Act contain limitations on the rights of the trustee, should it become a creditor of ours, to obtain payment of claims in certain cases or to liquidate certain property received by it in respect of any such claim as security or otherwise. The trustee is permitted to engage in other transactions with us or any of our affiliates. If the trustee acquires any conflicting interest, it must eliminate such conflict or resign.

Affiliates of the trustee may serve as agents and lenders under our credit facilities or engage in other transactions with us or our affiliates from time to time.

No Liability for Certain Persons

No director, officer, employee or stockholder of Mohawk or Mohawk Capital Finance will have any liability for any payment obligations of Mohawk or Mohawk Capital Finance, as the case may be, under the debt securities, the guarantees thereof or the indenture based on, or by reason of, such obligations or their creation. Each holder, by accepting a debt security, waives and releases all such liability. The foregoing waiver and release are an integral part of the consideration for the issuance of the debt securities. Such waiver may not be effective to waive liabilities under the federal securities laws.

Governing Law

The indentures, the debt securities and any guarantees of those debt securities will be governed by New York law.

Book-Entry Delivery and Settlement

Global Notes

We will issue any debt securities in the form of one or more global notes in definitive, fully registered, book-entry form. The global notes will be deposited with or on behalf of the Depository Trust Company, or DTC, and registered in the name of Cede & Co., as nominee of DTC.

DTC, Clearstream and Euroclear

Beneficial interests in the global notes will be represented through book-entry interests held in securities’ accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in DTC. Investors may hold interests in the global notes through either DTC (in the United States), Clearstream Banking, societe anonyme, Luxembourg, which we refer to as Clearstream, or Euroclear Bank S.A./ N.V., as operator of the Euroclear System, which we refer to as Euroclear, in Europe, either directly if they are participants in such systems or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold interests on behalf of their participants through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their U.S. depositaries, which in turn will hold such interests in customers’ securities accounts in the U.S. depositaries’ names on the books of DTC.

DTC has advised us that:

•

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under Section 17A of the Exchange Act.

•

DTC holds securities that its participants deposit with DTC and facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and other organizations, some of whom, and/or their representatives, own DTC.

•

DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, or DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries.

•

Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly.

•	The rules applicable to DTC and its direct and indirect participants are on file with the SEC.

Clearstream has advised us that it is incorporated under the laws of Luxembourg as a central securities depositary. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry changes in accounts of its customers, thereby eliminating the need for physical movement of certificates. Clearstream provides to its customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a central securities depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector. Clearstream customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters. Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream customer either directly or indirectly.

Euroclear has advised us that it was created in 1968 to hold securities for participants of Euroclear and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./ N.V., which we refer to as the Euroclear Operator. All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator. Euroclear participants include banks (including central banks), securities brokers and dealers, and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.

We understand that the Euroclear Operator is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking and Finance Commission.

We have provided the descriptions of the operations and procedures of DTC, Clearstream and Euroclear in this prospectus solely as a matter of convenience. These operations and procedures are solely within the control of those organizations and are subject to change by them from time to time. None of us, the underwriters nor the trustee takes any responsibility for these operations or procedures, and you are urged to contact DTC, Clearstream and Euroclear or their participants directly to discuss these matters.

We expect that under procedures established by DTC:

•

upon deposit of the global notes with DTC or its custodian, DTC will credit on its internal system the accounts of direct participants designated by the underwriters with portions of the principal amounts of the global notes; and

•

ownership of the debt securities will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC or its nominee, with respect to interests of direct participants, and the records of direct and indirect participants, with respect to interests of persons other than participants.

The laws of some jurisdictions may require that purchasers of securities take physical delivery of those securities in definitive form. Accordingly, the ability to transfer interests in the debt securities represented by a global note to those persons may be limited. In addition, because DTC can act only on behalf of its participants, who in turn act on behalf of persons who hold interests through participants, the ability of a person having an interest in debt securities represented by a global note to pledge or transfer those interests to persons or entities that do not participate in DTC’s system, or otherwise to take actions in respect of such interest, may be affected by the lack of a physical definitive security in respect of such interest.

So long as DTC or its nominee is the registered owner of a global note, DTC or that nominee will be considered the sole owner or holder of the debt securities represented by that global note for all purposes under the indenture and under the debt securities. Except as provided below, owners of beneficial interests in a global note will not be entitled to have debt securities represented by that global note registered in their names, will not receive or be entitled to receive physical delivery of certificated notes and will not be considered the owners or holders thereof under the applicable indenture or under the debt securities for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee. Accordingly, each holder owning a beneficial interest in a global note must rely on the procedures of DTC and, if that holder is not a direct or indirect participant, on the procedures of the participant through which that holder owns its interest, to exercise any rights of a holder of debt securities under the applicable indenture or a global note.

Neither we nor the trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of debt securities by DTC, Clearstream or Euroclear, or for maintaining, supervising or reviewing any records of those organizations relating to the debt securities.

Payments on the debt securities represented by the global notes will be made to DTC or its nominee, as the case may be, as the registered owner thereof. We expect that DTC or its nominee, upon receipt of any payment on the debt securities represented by a global note, will credit participants’ accounts with payments in amounts proportionate to their respective beneficial interests in the global note as shown in the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in the global note held through such participants will be governed by standing instructions and customary practice as is now the case with securities held for the accounts of customers registered in the names of nominees for such customers. The participants will be responsible for those payments.

Distributions on the debt securities held beneficially through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we refer to collectively as the Terms and Conditions. The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Distributions on the debt securities held beneficially through Euroclear will be credited to the cash accounts of its participants in accordance with the Terms and Conditions, to the extent received by the U.S. depositary for Euroclear.

Clearance and Settlement Procedures

Initial settlement for the debt securities will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC rules and will be settled in immediately available funds. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear, as applicable, and will be settled using the procedures applicable to conventional eurobonds in immediately available funds.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected through DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the U.S. depositary to take action to effect final settlement on its behalf by delivering or receiving the debt securities in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their U.S. depositaries.

Because of time-zone differences, credits of the debt securities received in Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date. Such credits or any transactions in the debt securities settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such business day. Cash received in Clearstream or Euroclear as a result of sales of the debt securities by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures to facilitate transfers of the debt securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

Certificated Notes

Individual certificates in respect of any debt securities will not be issued in exchange for the global notes, except in very limited circumstances. We will issue or cause to be issued certificated notes to each person that DTC identifies as the beneficial owner of the debt securities represented by a global note upon surrender by DTC of the global note if:

•

DTC notifies us that it is no longer willing or able to act as a depositary for such global note or ceases to be a clearing agency registered under the Exchange Act, and we have not appointed a successor depositary within 90 days of that notice or becoming aware that DTC is no longer so registered;

•	an event of default has occurred and is continuing, and DTC requests the issuance of certificated notes; or

•	we determine not to have the debt securities of such series represented by a global note.

Neither we nor the trustee will be liable for any delay by DTC, its nominee or any direct or indirect participant in identifying the beneficial owners of the debt securities. We and the trustee may conclusively rely on, and will be protected in relying on, instructions from DTC or its nominee for all purposes, including with respect to the registration and delivery, and the respective principal amounts, of the certificated notes to be issued.

DESCRIPTION OF GUARANTEES

The following description of Mohawk’s guarantee of Mohawk Capital Finance’s debt securities is a summary of the general terms and provisions of the guarantee. This summary may not contain all of the information that is important to you and is qualified in its entirety by reference to the applicable indenture and its associated documents, including the form of guarantee. The specific terms and provisions of any guarantee will be described in the applicable prospectus supplement related to the guaranteed debt securities. If so described in a prospectus supplement, the terms and provisions of the guarantee may differ from the general description of terms and provisions presented below.

Mohawk will fully and unconditionally guarantee to each holder of debt securities of Mohawk Capital Finance due and punctual payment of the principal of, and premium (if any) and interest on, the debt securities of Mohawk Capital Finance. The guarantee applies whether the payment is due at the maturity date of the debt securities, on an interest payment date or as a result of acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the applicable indenture. In case of the failure of Mohawk Capital Finance to punctually pay any principal, premium or interest on any guaranteed debt security, Mohawk will cause any such payment to be made as it becomes due and payable, whether at the maturity date of the debt securities, on an interest payment date or as a result of acceleration, redemption, repayment or otherwise, and as if such payment were made by Mohawk.

The guarantee will include payment of interest on the overdue principal of, and premium (if any) and interest on, the debt securities, to the extent lawful. The obligations of Mohawk under its guarantee may be limited to the maximum amount that will not result in such guarantee obligations constituting a fraudulent conveyance or fraudulent transfer under federal or state law, after giving effect to all other contingent and fixed liabilities of Mohawk.

If a series of Mohawk Capital Finance debt securities is so guaranteed, Mohawk will execute a supplemental indenture or notation of guarantee as further evidence of the guarantee.

DESCRIPTION OF COMMON STOCK

The following description of Mohawk’s common stock is a summary of the material terms and provisions of Mohawk’s common stock and associated rights and privileges. This summary may not contain all of the information that is important to you and is qualified in its entirety by reference to Mohawk’s certificate of incorporation, bylaws and applicable Delaware law.

Please note that in this section entitled “Description of Common Stock,” references to “we,” “our” and “us” refer to Mohawk as the issuer of the common stock and not to any subsidiaries, unless the content requires otherwise.

General

Mohawk is authorized by its certificate of incorporation to issue up to 150,000,000 shares of common stock, par value $0.01 per share. As of April 26, 2023, there were 63,679,590 shares of common stock outstanding. All outstanding shares of common stock are validly issued, fully paid and non-assessable.

The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that we may designate and issue in the future.

Dividend Rights

Subject to the rights of the holders of our preferred stock (if any), the holders of our common stock have the right to receive dividends and distributions, whether payable in cash or otherwise, as may be declared from time to time by our board of directors, from legally available funds. However, Mohawk has not paid dividends on its common stock since its initial public offering.

Voting Rights; Classified Board

Each share of our common stock entitles the holder to one vote on all matters submitted to a vote of the stockholders. Our bylaws require a director to be elected by a majority of votes cast with respect to such director in uncontested elections. Our certificate of incorporation provides that our board of directors is divided into three classes, consisting, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors, with each class elected for staggered three-year terms expiring in successive years. To amend, alter or repeal the provision of our certificate of incorporation related to the classification of the board of directors, our certificate of incorporation requires the approval of the holders of not less than 80% of the votes entitled to be cast by the holders of all then outstanding shares of capital stock, voting together as a single class. Our certificate of incorporation does not provide for cumulative voting for the election of directors.

Liquidation Rights

Subject to the rights of the holders of our preferred stock (if any), in the event of our liquidation, dissolution or winding-up, holders of our common stock are entitled to share equally in the assets available for distribution after payment of all creditors.

No Redemption, Conversion or Preemptive Rights

Holders of our common stock have no redemption rights, conversion rights or preemptive rights to purchase or subscribe for our securities. There are no redemption provisions or sinking fund provisions applicable to our common stock.

No Restrictions on Transfer

Neither our certificate of incorporation nor our bylaws contain any restrictions on the transfer of our common stock. In the case of any transfer of shares, there may be restrictions imposed by applicable securities laws.

Other Rights

Holders of our common stock will not be subject to further calls or assessments by the Company.

Issuance of Common Stock

In certain instances, the issuance of authorized but unissued shares of common stock may have an anti-takeover effect. The authority of our board of directors to issue additional shares of common stock may help deter or delay a change of control by increasing the number of shares needed to gain control.

Certain Provisions in our Certificate of Incorporation and Bylaws

Mohawk’s certificate of incorporation and bylaws contain a number of provisions that may be deemed to have the effect of discouraging or delaying attempts to gain control of us, including provisions: (i) authorizing the board to issue preferred stock with rights and privileges, including voting rights, as it may deem appropriate; (ii) providing the board of directors with the exclusive power to determine the exact number of directors comprising the entire board, subject to the certificate of incorporation; (iii) authorizing the board of directors or a majority of the directors then in office or the sole remaining director to fill vacancies in the board; (iv) providing that the board of directors be divided into three classes; (v) requiring that any action required or permitted to be taken by our stockholders be taken only at an annual or special meeting and permitting stockholder action by written consent in lieu of a meeting only if all stockholders entitled to vote consent to the proposed action; (vi) providing that special meetings of stockholders may be called only by the board of directors or the chairman of the board; (vii) providing the board of directors with flexibility in scheduling the annual meeting (subject to state law requirements); and (viii) providing that certain of the provisions of the certificate of incorporation and bylaws may be amended by our stockholders only by the affirmative vote of at least 80% of the outstanding voting power of all shares entitled to vote.

In addition, Mohawk’s bylaws establish an advance notice procedure for stockholder proposals to be brought before a meeting of stockholders and for nominations by stockholders of candidates for election as directors at an annual meeting or a special meeting at which directors are to be elected. As described more fully in Mohawk’s bylaws, only such business may be conducted at a meeting of stockholders as has been brought before the meeting by, or at the direction of, Mohawk’s board of directors, or by a stockholder who has given to Mohawk’s secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. The presiding officer at a stockholders’ meeting has the authority to make these determinations. Only persons who are nominated by, or at the direction of, the board of directors, or who are nominated by a stockholder who has given timely written notice, in proper form, to Mohawk’s secretary prior to a meeting at which directors are to be elected will be eligible for election to the board of directors. In addition to the director nomination process described above, Mohawk’s bylaws permit any stockholder or group of up to 20 stockholders who have maintained continuous qualifying ownership of 3% or more of Mohawk’s outstanding common stock for at least the previous three years to include up to a specified number of director nominees in Mohawk’s proxy materials for an annual meeting. The maximum number of stockholder nominees permitted under the proxy access provisions of Mohawk’s bylaws is the greater of two or 20% of the total number of directors serving on the last day on which a notice of proxy access nomination may be submitted; however, so long as the board is classified, the maximum number of stockholder nominees permitted under the proxy access provisions of the bylaws shall in no case exceed one-half of the number of directors to be elected at such meeting (rounded down to the nearest whole number). Stockholders must give timely written notice to Mohawk’s secretary, in proper form, to include nominees in Mohawk’s proxy materials for an annual meeting. With the exception of proxy access, these provisions could make it more difficult for stockholders to raise matters affecting control of Mohawk, including tender offers, business combinations or the election or removal of directors, for a stockholder vote.

Section 203 of the Delaware General Corporation Law

Mohawk is subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes a merger, asset sale or a transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or, in certain cases, within the preceding three years, did own) 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between Mohawk and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•

prior to the stockholder becoming an interested stockholder, the board of directors must have previously approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of Mohawk outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and officers; or

•

the business combination is approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.

Listing

Mohawk’s common stock is traded on the New York Stock Exchange and trades under the symbol “MHK.”

Transfer Agent

The transfer agent for our shares of common stock is American Stock Transfer and Trust Company.

DESCRIPTION OF PREFERRED STOCK

The following description of Mohawk’s preferred stock is a summary of the general terms and provisions of the preferred stock. This summary may not contain all of the information that is important to you and is qualified in its entirety by reference to Mohawk’s certificate of incorporation and bylaws and the certificate of designation relating to your series of preferred stock. The specific terms and provisions of any series of preferred stock will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms and provisions of that series of preferred stock may differ from the general description of terms and provisions presented below.

Please note that in this section entitled “Description of Preferred Stock,” references to “we,” “our” and “us” refer to Mohawk as the issuer of the preferred stock and not to any subsidiaries, unless the content requires otherwise.

General

Mohawk is authorized by its certificate of incorporation to issue up to 60,000 shares of preferred stock, par value $0.01 per share, in one or more series. Currently, there are no shares of our preferred stock issued and outstanding.

Subject to the restrictions prescribed by law, our board of directors is authorized to fix the number of shares of any series of unissued preferred stock, to determine the designations, preferences, qualifications, limitations, restrictions and special or relative rights granted to or imposed upon any series of unissued preferred stock (including dividend rights (which may be cumulative or non-cumulative), voting rights, conversion rights, redemption rights and terms, sinking fund provisions, liquidation preferences, and any other preferences, qualifications, privileges, options and other relative or special rights and limitations of that series) and, within any applicable limits and restrictions established, to increase or decrease the number of shares of such series subsequent to its issue. Before Mohawk issues any series of preferred stock, our board will adopt resolutions creating and designating such series as a series of preferred stock. Stockholders will not need to approve these resolutions. The issuance of preferred stock could adversely affect the voting and other rights of holders of our common stock and may have the effect of delaying or preventing a change in control of Mohawk.

Terms Contained in the Prospectus Supplement

The applicable prospectus supplement will contain the dividend, voting, conversion, redemption, sinking fund, liquidation and other designations, preferences, qualifications, limitations, restrictions and special or relative rights granted to or imposed upon any series of preferred stock. The applicable prospectus supplement will describe the following terms of a series of preferred stock:

•	the designation and stated value per share of preferred stock and the number of shares of preferred stock offered;

•	the initial public offering price at which we will issue the preferred stock;

•	whether the shares will be listed on any securities exchange;

•	the dividend rate or method of calculation, the payment dates for dividends and the dates from which dividends will start to cumulate;

•	any voting rights;

•	any conversion rights;

•	any redemption or sinking fund provisions;

•	the amount of liquidation preference per share; and

•	any additional dividend, voting, conversion, redemption, sinking fund, liquidation and other rights or restrictions.

The applicable prospectus supplement may also describe some of the U.S. federal income tax consequences of the purchase and ownership of the series of preferred stock.

No Preemptive Rights

The holders of our preferred stock will have no preemptive rights to buy any additional shares of preferred stock.

Fully Paid and Nonassessable

When we issue shares of our preferred stock, the shares will be fully paid and nonassessable, which means the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares.

No Restrictions on Transfer

Neither our certificate of incorporation nor our bylaws contains any restrictions on the transfer of our preferred stock. In the case of any transfer of shares, there may be restrictions imposed by applicable securities laws.

Issuance of Preferred Stock

In certain instances, the issuance of authorized but unissued shares of preferred stock may have an anti-takeover effect. The authority of the board of directors to issue preferred stock with rights and privileges, including voting rights, as it may deem appropriate, may enable the board to prevent a change of control despite a shift in ownership of our common stock.

DESCRIPTION OF DEPOSITARY SHARES

The following description is a summary of the general terms and provisions of the depositary shares and the deposit agreements. This summary may not contain all of the information that is important to you and is qualified in its entirety by reference to the relevant deposit agreement with respect to the depositary shares of any particular series. The specific terms and provisions of any series of depositary shares will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms and provisions of that series of depositary shares may differ from the general description of terms and provisions presented below.

General

Mohawk may issue depositary shares, each of which would represent a fractional interest of a share of a particular series of preferred stock of Mohawk. Mohawk will deposit shares of preferred stock represented by depositary shares under a separate deposit agreement among Mohawk, a preferred stock depositary and the holders of the depositary shares. Subject to the terms of the deposit agreement, each owner of a depositary share will possess, in proportion to the fractional interest of a share of preferred stock represented by the depositary share, all the rights and preferences of the preferred stock represented by the depositary shares.

Depositary receipts will evidence the depositary shares issued pursuant to the deposit agreement. Immediately after Mohawk issues and deliver preferred stock to a preferred stock depositary, the preferred stock depositary will issue the depositary receipts in accordance with the terms of the applicable prospectus supplement.

Dividends and Other Distributions

The depositary will distribute all cash dividends on the preferred stock to the record holders of the depositary shares. Holders of depositary shares generally must file proofs, certificates and other information and pay charges and expenses of the depositary in connection with distributions. If a distribution on the underlying preferred stock is other than in cash and it is feasible for the depositary to distribute the property it receives, the depositary will distribute the property to the record holders of the depositary shares. If such a distribution is not feasible, the depositary, with Mohawk’s approval, may sell the property and distribute the net proceeds from the sale to the holders of the depositary shares.

Withdrawal of Stock

Unless Mohawk has previously called the underlying preferred stock for redemption or the holder of the depositary shares has converted such shares, a holder of depositary shares may surrender them at the corporate trust office of the depositary in exchange for whole or fractional shares of the underlying preferred stock together with any money or other property represented by the depositary shares. Once a holder has exchanged the depositary shares, the holder may not redeposit the preferred stock and receive depositary shares again. If a depositary receipt presented for exchange into preferred stock represents more shares of preferred stock than the number to be withdrawn, the depositary will deliver a new depositary receipt for the excess number of depositary shares.

Redemption of Depositary Shares

Whenever Mohawk redeems shares of preferred stock held by a depositary, the depositary will redeem the corresponding amount of depositary shares with funds it receives from us for the preferred stock. The depositary will notify the record holders of the depositary shares to be redeemed not less than 30 days nor more than 60 days before the dated fixed for redemption at the holders’ addresses appearing in the depositary’s books. The redemption price per depositary share will be equal to the applicable fraction of the redemption price and any other amounts payable with respect to the preferred stock. If Mohawk intends to redeem less than all of the underlying preferred stock, Mohawk and the depositary will select the depositary shares to be redeemed on as nearly a pro rata basis as practicable without creating fractional depositary shares or by any other equitable method determined by Mohawk. All dividends relating to the shares of preferred stock called for redemption will cease to accrue on the first calendar day after the redemption date.

On the redemption date:

•	all dividends relating to the shares of preferred stock called for redemption will cease to accrue;

•	Mohawk and the depositary will no longer deem the depositary shares called for redemption to be outstanding; and

•

all rights of the holders of the depositary shares called for redemption will cease, except the right to receive any money payable upon the redemption and any money or other property to which the holders of the depositary shares are entitled upon redemption.

Voting of the Preferred Stock

When a depositary receives notice regarding a meeting at which the holders of the underlying preferred stock have the right to vote, it will mail that information to the holders of the depositary shares. Each record holder of depositary shares on the record date may then instruct the depositary to exercise its voting rights for the amount of preferred stock represented by that holder’s depositary shares. The depositary will vote in accordance with these instructions. The depositary will abstain from voting to the extent it does not receive specific instructions from the holders of depositary shares. A depositary will not be responsible for any failure to carry out any instruction to vote, or for the manner or effect of any vote, as long as any action or non-action is in good faith and does not result from negligence or willful misconduct of the depositary.

Liquidation Preference

In the event of Mohawk’s liquidation, dissolution or winding up, a holder of depositary shares will receive the fraction of the liquidation preference accorded each share of underlying preferred stock represented by the depositary share.

Conversion of Preferred Stock

Depositary shares will not themselves be convertible into common stock or any other securities or property of Mohawk. However, if the underlying preferred stock is convertible, holders of depositary shares may surrender them to the depositary with written instructions to convert the preferred stock represented by their depositary shares into whole shares of common stock, other shares of Mohawk’s preferred stock or other shares of stock, as applicable. Upon receipt of these instructions and any amounts payable in connection with a conversion, Mohawk will convert the preferred stock using the same procedures as those provided for delivery of preferred stock. If a holder of depositary shares converts only part of its depositary shares, the depositary will issue a new depositary receipt for any depositary shares not converted. Mohawk will not issue fractional shares of common stock upon conversion. If a conversion will result in the issuance of a fractional share, Mohawk will pay an amount in cash equal to the value of the fractional interest based upon the closing price of the common stock on the last business day prior to the conversion.

Amendment and Termination of a Deposit Agreement

Mohawk and the depositary may amend any form of depositary receipt evidencing depositary shares and any provision of a deposit agreement. However, unless the existing holders of at least two-thirds of the applicable depositary shares then outstanding have approved the amendment, Mohawk and the depositary may not make any amendment that:

•	would materially and adversely alter the rights of the holders of depositary shares; or

•	would be materially and adversely inconsistent with the rights granted to the holders of the underlying preferred stock.

Subject to exceptions in the deposit agreement and except in order to comply with the law, no amendment may impair the right of any holders of depositary shares to surrender their depositary shares with instructions to deliver the underlying preferred stock and all money and other property represented by the depositary shares. Every holder of outstanding depositary shares at the time any amendment becomes effective who continues to hold the depositary shares will be deemed to consent and agree to the amendment and to be bound by the amended deposit agreement.

Mohawk may terminate a deposit agreement upon not less than 30 days’ prior written notice to the depositary if a majority of each series of preferred stock affected by the termination consents to the termination. Upon a termination of a deposit agreement, holders of the depositary shares may surrender their depositary shares and receive in exchange the number of whole or fractional shares of preferred stock and any other property represented by the depositary shares.

In addition, a deposit agreement will automatically terminate if:

•	Mohawk has redeemed all underlying preferred stock subject to the agreement;

•

a final distribution of the underlying preferred stock in connection with any liquidation, dissolution or winding up has occurred, and the depositary has distributed the distribution to the holders of the depositary shares; or

•	each share of the underlying preferred stock has been converted into other capital stock of Mohawk not represented by depositary shares.

Expenses of a Preferred Stock Depositary

Mohawk will pay all transfer and other taxes and governmental charges and expenses arising in connection with a deposit agreement. In addition, Mohawk will generally pay the fees and expenses of a depositary in connection with the performance of its duties. However, holders of depositary shares will pay the fees and expenses of a depositary for any duties requested by the holders that the deposit agreement does not expressly require the depositary to perform.

Resignation and Removal of Depositary

A depositary may resign at any time by delivering to us notice of its election to resign. Mohawk may also remove a depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary. Mohawk will appoint a successor depositary within 60 days after delivery of the notice of resignation or removal. The successor must be a bank or trust company with its principal office in the United States and have a combined capital and surplus of at least $50 million.

Miscellaneous

The depositary will forward to the holders of depositary shares any reports and communications from Mohawk with respect to the underlying preferred stock.

Neither the depositary nor Mohawk will be liable if any law or any circumstances beyond their control prevent or delay them from performing their obligations under a deposit agreement. The obligations of Mohawk and a depositary under a deposit agreement will be limited to performing their duties in good faith and without negligence in regard to voting of preferred stock, gross negligence or willful misconduct. Neither Mohawk nor a depositary must prosecute or defend any legal proceeding with respect to any depositary shares or the underlying preferred stock unless they are furnished with satisfactory indemnity.

Mohawk and any depositary may rely on the written advice of counsel or accountants, or information provided by persons presenting shares of preferred stock for deposit, holders of depositary shares or other persons they believe in good faith to be competent, and on documents they believe in good faith to be genuine and signed by a proper party.

In the event a depositary receives conflicting claims, requests or instructions from us and any holders of depositary shares, the depositary will be entitled to act on the claims, requests or instructions received from us.

Depositary

The prospectus supplement will identify the depositary for the depositary shares.

Listing of the Depositary Shares

The applicable prospectus supplement will specify whether or not the depositary shares will be listed on any securities exchange.

DESCRIPTION OF WARRANTS

The following description is a summary of the general terms and provisions of the warrants and the warrant agreements. This summary may not contain all of the information that is important to you and is qualified in its entirety by reference to the relevant warrant agreement with respect to the warrants of any particular series. The specific terms and provisions of any series of warrants will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms and provisions of that series of warrants may differ from the general description of terms and provisions presented below.

General

Mohawk may issue warrants for the purchase of debt securities, common stock or preferred stock. Warrants may be issued independently or together with such debt securities, common stock or preferred stock and may be attached to or separate from those securities. Currently, there are no warrants issued and outstanding.

Each series of warrants will be evidenced by certificates issued under a separate warrant agreement to be entered into between Mohawk and a bank, as warrant agent, selected by us with respect to such series, having its principal office in the United States.

The applicable prospectus supplement relating to a series of warrants will state the name and address of the warrant agent. The applicable prospectus supplement will describe the terms of the warrant agreement and the series of warrants in respect of which this prospectus and the accompanying prospectus supplement are being delivered, including:

•	the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	the offering price;

•	the aggregate number of warrants;

•	whether the warrants or related securities will be listed on any securities exchange;

•	the currency for which such warrants may be purchased;

•	the date on which the warrants and the related securities will be separately transferable;

•

in the case of warrants to purchase debt securities, the principal amount of debt securities that can be purchased upon exercise of one warrant, the price and currency for purchasing those debt securities upon exercise and, in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, that can be purchased upon the exercise of one warrant, and the price for purchasing such shares upon this exercise;

•	the dates on which the right to exercise the warrants will commence and expire and, if the warrants are not continuously exercisable, any dates on which the warrants are not exercisable;

•	the terms of the securities issuable upon exercise of those warrants;

•	provisions for changes to or adjustments in the exercise price;

•	whether the warrants will be issued in global or certificated form; and

•	any other terms of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for transfer registration, and may be exercised at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement. If the warrants are not separately transferable from the securities with which they were issued, this exchange may take place only if the certificates representing such related securities are also exchanged. Prior to warrant exercise, warrantholders will not have any rights as holders of the securities purchasable upon such exercise, including, in the case of warrants to purchase debt securities, the right to receive the principal of, and premium (if any) or interest payments on, the debt securities purchasable upon such exercise or to enforce covenants in the applicable indenture or, in the case of warrants to purchase common stock or preferred stock, the right to receive any dividends, or payments upon our liquidation, dissolution or winding up or to exercise any voting rights.

Where appropriate, the applicable prospectus supplement will describe the U.S. federal income tax considerations relevant to the warrants.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities specified in the applicable prospectus supplement at the exercise price mentioned or calculated as described in the applicable prospectus supplement. Unless otherwise specified in the applicable prospectus supplement, warrants may be exercised at any time up to 5:00 p.m., New York time, on the expiration date mentioned in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Warrants may be exercised by delivery of the warrant certificate representing the warrants to be exercised or, in the case of global securities, by delivery of an exercise notice for those warrants, together with certain information and payment to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement, of the required purchase amount. The information required to be delivered will be on the reverse side of the warrant certificate and in the applicable prospectus supplement. Upon receipt of such payment and the warrant certificate or exercise notice properly executed at the warrant agent’s corporate trust office or any other office indicated in the applicable prospectus supplement, we will, within the time period provided by the relevant warrant agreement, issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining amount of warrants.

If mentioned in the applicable prospectus supplement, securities may be surrendered as all or part of the exercise price for warrants.

Antidilution Provisions

In the case of warrants to purchase common stock, the exercise price payable and the number of shares of common stock to be purchased upon warrant exercise may be adjusted in certain events, including:

•	the issuance of share dividends to stockholders or a combination, subdivision or reclassification of our common stock;

•	the issuance of rights, warrants or options to all stockholders entitling them to purchase shares of common stock for aggregate consideration per share less than the current market price per share;

•	any distribution by us to our stockholders or evidences of our indebtedness or of assets, excluding cash dividends or distributions referred to above; and

•	any other events mentioned in the applicable prospectus supplement.

No adjustment in the number of shares purchasable upon warrant exercise will be required until cumulative adjustments require an adjustment of at least 1% of such number. No fractional shares will be issued upon warrant exercise, but we will pay the cash value of any fractional shares otherwise issuable.

Modification

We and the relevant warrant agent may amend any warrant agreement and the terms of the related warrants by executing a supplemental warrant agreement, without any such warrantholder’s consent, for the purpose of:

•

curing any ambiguity, any defective or inconsistent provision contained in the warrant agreement, or making any other corrections to the warrant agreement that are not inconsistent with the provisions of the warrant certificates;

•	evidencing the succession of another corporation to us and their assumption of our covenants contained in the warrant agreement and the warrants;

•	appointing a successor depositary, if the warrants are issued in the form of global securities;

•	evidencing a successor warrant agent’s acceptance of appointment with respect to the warrants;

•	adding to our covenants for the warrantholders’ benefit or surrendering any right or power conferred upon us under the warrant agreement;

•	issuing warrants in definitive form, if such warrants are initially issued in the form of global securities; or

•	amending the warrant agreement and the warrants as we deem necessary or desirable and that will not adversely affect the warrantholders’ interests in any material respect.

We and the warrant agent may also amend any warrant agreement and the related warrants by a supplemental agreement with the consent of the holders of a majority of the unexercised warrants that such amendment affects, for the purpose of adding, modifying or eliminating any of the warrant agreement’s provisions or of modifying the holders’ rights. However, no such amendment that:

•	changes the number or amount of securities purchasable upon warrant exercise so as to reduce the number of securities receivable upon this exercise;

•	shortens the time period during which the warrants may be exercised;

•	otherwise adversely affects the exercise rights of such warrantholders in any material respect; or

•	reduces the number of unexercised warrants may be made without the consent of each holder affected by that amendment.

Consolidation, Merger and Sale of Assets

Each warrant agreement will provide that we may consolidate or merge with or into any other corporation or sell, lease, transfer or convey all or substantially all of our assets to any other corporation; provided, however, that:

•

either we must be the continuing corporation, or the corporation other than us formed by or resulting from any consolidation or merger or that receives the assets must be organized and existing under the laws of any U.S. jurisdiction (or any subdivision thereof) and must assume our obligations for the unexercised warrants and the performance of all covenants and conditions of the relevant warrant agreement; and

•	we or that successor corporation must not immediately be in default under that warrant agreement.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the relevant warrant agreement and will not assume any obligation or relationship of agency or trust for any warrantholder. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case we default in performing its obligations under the relevant warrant agreement or warrant, including any duty or responsibility to initiate any legal proceedings or to make any demand upon us. Any warrantholder may, without the consent of the warrant agent or of any other warrantholder, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, that warrant.

Replacement of Warrant Certificates

We will replace any destroyed, lost, stolen or mutilated warrant certificate upon delivery to us and the relevant warrant agent of satisfactory evidence of the ownership of that warrant certificate and of the destruction, loss, theft or mutilation of that warrant certificate, and (in the case of mutilation) surrender of that warrant certificate to the relevant warrant agent, unless we or the warrant agent has received notice that the warrant certificate has been acquired by a bona fide purchaser. That warrantholder will also be required to provide indemnity satisfactory to the relevant warrant agent and us before a replacement warrant certificate will be issued.

Title

We, the warrant agents and any of their agents may treat the registered holder of any warrant certificate as the absolute owner of the warrants evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the warrants so requested, despite any notice to the contrary.

DESCRIPTION OF PURCHASE CONTRACTS

The following description is a summary of the general terms and provisions of the purchase contracts and purchase contract agreements. This summary may not contain all of the information that is important to you and is qualified in its entirety by reference to the relevant purchase contract agreement. The specific terms and provisions of any purchase contract will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms and provisions of that purchase contract may differ from the general description of terms and provisions presented below.

Mohawk may issue purchase contracts for the purchase or sale of:

•

debt or equity securities issued by us or securities of third parties, a basket of such securities, an index or indices of such securities or any combination of the above as specified in the applicable prospectus supplement;

•	currencies; or

•	commodities.

Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities, currencies or commodities at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities, currencies or commodities and any acceleration, cancellation or termination provisions or other provisions relating to the settlement of a purchase contract.

The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or prefunded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness.

DESCRIPTION OF UNITS

The following description is a summary of the general terms and provisions of the units and the unit agreements. This summary may not contain all of the information that is important to you and is qualified in its entirety by reference to the relevant unit agreement. The specific terms and provisions of any units will be described in the applicable prospectus supplement. If so described in a prospectus supplement, the terms and provisions of those units may differ from the general description of terms and provisions presented below.

Mohawk may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any prospectus supplement related to any particular units will describe, among other things:

•	the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

•	any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units;

•	if appropriate, any special United States federal income tax considerations applicable to the units; and

•	any material provisions of the governing unit agreement that differ from those described above.

PLAN OF DISTRIBUTION

We may offer and sell the debt securities, common stock, preferred stock, warrants, purchase contracts or units in any one or more of the following ways:

•	to or through underwriters, brokers or dealers;

•	directly to one or more other purchasers;

•

through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents on a best-efforts basis; or

•	otherwise through a combination of any of the above methods of sale.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver shares of common stock to an underwriter, broker or dealer, who will then resell or transfer the shares of common stock under this prospectus. We may also enter into hedging transactions with respect to our securities.

Each time we sell such securities, we will provide a prospectus supplement that will name the issuer of the securities and any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

•	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

•	any underwriting discounts and other items constituting underwriters’ compensation;

•	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

•	any commissions allowed or paid to agents;

•	any securities exchanges on which the securities may be listed;

•	the method of distribution of the securities;

•	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

•	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices;

•	at varying prices determined at the time of sale; or

•	at negotiated prices.

Such sales may be effected:

•	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

•	in transactions in the over-the-counter market;

•

in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

•	through the writing of options; or

•	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

The securities may be sold directly by us or through agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made, by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933, as amended, or the Securities Act, with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commissions payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with and perform services for us or our subsidiaries in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time. No assurance can be given as to the liquidity of the trading market for any securities.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commissions payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

ENFORCEMENT OF CIVIL LIABILITIES

Mohawk Capital Finance is a corporation organized under the laws of Luxembourg. All of its assets are located outside of the United States, and most of its directors are residents of countries other than the United States. It may not be possible for you to effect service of process within the United States upon Mohawk Capital Finance or such non-U.S. persons with respect to matters arising under the federal securities laws of the United States or otherwise or to enforce against Mohawk Capital Finance or such non-U.S. persons judgments obtained in U.S. courts, including judgments with regard to the payment of principal of, and premium (if any) and interest on, notes issued by Mohawk Capital Finance, whether or not predicated upon the civil liability provisions of the federal securities laws of the United States. Our Luxembourg counsel has advised us that, given the absence of an applicable convention between Luxembourg and the United States providing for the reciprocal recognition and enforcement of judgments in civil and commercial matters, a judgment rendered by a U.S. court against Mohawk Capital Finance (separate and apart from Mohawk as guarantor of any notes issued by Mohawk Capital Finance) or its Luxembourg directors will not be ipso facto recognized and enforced by the courts of Luxembourg. In order to enforce such a judgment against Mohawk Capital Finance or its Luxembourg directors, you would have to file a claim with a court of competent jurisdiction in Luxembourg. In the course of those proceedings, you would be permitted to submit the judgment rendered by a U.S. court. If the Luxembourg court were to find that the jurisdiction of the U.S. court was based on grounds that are internationally acceptable and that the enforcement procedures set forth in Article 678 et seq. of the Luxembourg New Code of Civil Procedure were observed, the Luxembourg court would in principle grant the exequatur to the final judgment of the U.S. court unless such judgment would not meet the following requirements : (i) the foreign judgment must be enforceable in the country of origin, (ii) the court of origin must have had jurisdiction both according to its own domestic laws and to the Luxembourg conflict of jurisdiction rules, (iii) regularity of the procedural rules in light of the laws of the country of origin, (iv) the foreign procedure and decision must not have violated the rights of defense and due process norms, (v) the foreign court must have applied the law which is designated by the Luxembourg conflict of laws rules, or, at least, the judgment must not contravene the principles underlying these rules, (vi) the considerations of the foreign judgment as well as the judgment as such must not contravene Luxembourg international public order, and (vii) the foreign judgment must not have been rendered subsequent to an evasion of Luxembourg law (“fraude à la loi”).

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for Mohawk and Mohawk Capital Finance by Alston & Bird LLP. Certain matters under the laws of Luxembourg related to the debt securities of Mohawk Capital Finance will be passed upon for Mohawk Capital Finance by Arendt & Medernach. Certain legal matters related to the securities offered by this prospectus will be passed upon for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Mohawk Industries, Inc. and subsidiaries as of December 31, 2022 and 2021, and for each of the years in the three-year period ended December 31, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2022, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

MOHAWK INDUSTRIES, INC.

Debt Securities

Guarantees of Debt Securities

Common Stock

Preferred Stock

Depositary Shares

Warrants

Purchase Contracts

Units

MOHAWK CAPITAL FINANCE S.A.

Debt Securities

PROSPECTUS

April 28, 2023

PART II

Information Not Required in Prospectus

Item 14.	Other Expenses of Issuance and Distribution

The following is a statement of the expenses (all of which are estimated) we expect to incur in connection with the issuance and distribution of the securities registered under this registration statement, other than underwriting discounts and commissions:

Amount to be paid
SEC registration fee	$	*	*
Legal fees and expenses		*	*
Accounting fees and expenses		*	*
Printing fees		*	*
Trustee’s fees and expenses		*	*
Miscellaneous		*	*
Total	$	*	*

*

We are registering an indeterminate amount of securities under this registration statement, and in accordance with Rules 456(b) and 457(r), we are deferring payment of any additional registration fee until the time that the securities are sold under this registration statement pursuant to a prospectus supplement.

**

Estimates of these fees and expenses are not presently known. Estimates of the fees and expenses in connection with the sale and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15.	Indemnification of Directors and Officers

Mohawk Industries, Inc.

Article 11 of Mohawk’s Restated Certificate of Incorporation contains a provision, permitted by Section 102(b)(7) of the Delaware General Corporation Law, limiting the personal monetary liability of directors for breach of fiduciary duty as a director. This provision and Delaware law provides that the provision does not eliminate or limit liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions, as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper benefit.

Section 145 of the Delaware General Corporation Law, or DGCL, permits indemnification against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with actions, suits or proceedings in which a director, officer, employee or agent is a party by reason of the fact that he or she is or was such a director, officer, employee or agent, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. However, in connection with actions by or in the right of the corporation, such indemnification is not permitted if such person has been adjudged liable to the corporation unless the court determines that, under all of the circumstances, such person is nonetheless fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Article 12 of Mohawk’s Restated Certificate of Incorporation provides for such indemnification to the fullest extent permitted by Delaware law.

Section 145 of the DGCL also permits a corporation to purchase and maintain insurance on behalf of its directors and officers against any liability that may be asserted against, or incurred by, such persons in their capacities as directors or officers of the corporation whether or not the corporation would have the power to indemnify such persons against such liabilities under the provisions of such sections. Mohawk has purchased such insurance.

Section 145 of the DGCL further provides that the statutory provision is not exclusive of any other right to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or independent directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Article XII of Mohawk’s Restated Bylaws contains provisions regarding indemnification that parallel those described above.

Mohawk Capital Finance S.A.

Under Luxembourg law, liability of directors both to the corporation and to third parties is generally considered to be a matter of public policy. It is possible that Luxembourg courts would declare void an explicit or even an implicit contractual limitation on directors’ liability to the corporation; the corporation, however, can validly agree to indemnify the directors against the consequences of certain liability actions brought by third parties (including shareholders if such shareholders have personally suffered a damage which is independent of and distinct from the damage caused to the corporation). Under Luxembourg law, director indemnification agreements and liability insurance policies are generally allowable but can never cover fraud, bad faith or gross negligence.

Subject to the foregoing, Mohawk Capital Finance has agreed to indemnify the directors of Mohawk Capital Finance (Mohawk Capital Finance has no officers) from and against all liabilities, costs and expenses incurred directly or indirectly by such persons as a consequence of their service as directors of Mohawk Capital Finance, both in respect of actions taken or failure to act, except such as may arise from the willful default or gross negligence of such persons. Additionally, Mohawk maintains directors liability insurance for the benefit of Mohawk Capital Finance’s directors.

Section 145 of the Delaware General Corporation Law authorizes Mohawk to indemnify persons who serve as directors or employees of Mohawk Capital Finance at the request of Mohawk. Section 12 of Mohawk’s Certificate of Incorporation and Article 12 of Mohawk’s Bylaws provide that Mohawk shall indemnity directors of Mohawk Capital Finance to the fullest extent permitted by Delaware law and may indemnify employees of Mohawk Capital Finance to the extent authorized by Mohawk’s board of directors.

Item 16.	Exhibits

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

1.1	Form of Underwriting Agreement	**

4.1	Restated Certificate of Incorporation of Mohawk Industries, Inc., as amended	Exhibit 3.1 to Mohawk Industries, Inc. Annual Report on Form 10-K for the fiscal year ended December 31, 1998

4.2	Restated Bylaws of Mohawk Industries, Inc.	Exhibit 3.1 to Mohawk Industries, Inc. Current Report on Form 8-K filed on February 19, 2019

4.3	Articles of Association of Mohawk Capital Finance S.A.	*

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

4.4	Form of Mohawk Industries, Inc. Preferred Stock Certificate and Form of Designation of Preferred Stock	**

4.5	Indenture, dated as of January 31, 2013, by and between Mohawk Industries, Inc., as Issuer, and U.S. Bank Trust Company, National Association, (as successor in interest to U.S. Bank National Association), as Trustee	Exhibit 4.1 to Mohawk Industries, Inc. Current Report on Form 8-K dated January 31, 2013

4.6	Senior Indenture, dated as of September 11, 2017, by and among Mohawk Capital Finance S.A., as issuer, Mohawk Industries, Inc., as parent guarantor and U.S. Bank Trust Company, National Association, (as successor in interest to U.S. Bank National Association), as Trustee.	Exhibit 4.1 to Mohawk Industries, Inc. Current Report on Form 8-K dated September 11, 2017

4.7	Form of Senior Subordinated Indenture among Mohawk Capital Finance S.A., as Issuer, Mohawk Industries, Inc., as Guarantor, and U.S. Bank Trust Company, National Association, (as successor in interest to U.S. Bank National Association), as Trustee	Exhibit 4.10 to Mohawk Industries, Inc Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (No. 333-219716), filed with the SEC on September 1, 2017.

4.8	Form of Guarantee of Debt Securities between Mohawk Capital Finance S.A., as Issuer, and Mohawk Industries, Inc., as Guarantor	**

4.9	Form of Depositary Agreement	**

4.10	Form of Depositary Receipt	**

4.11	Form of Warrant Agreement (including form of warrant)	**

4.12	Form of Purchase Contract Agreement	**

4.13	Form of Unit Agreement	**

5.1	Opinion of Alston & Bird LLP	*

5.2	Opinion of Arendt & Medernach	*

22	Subsidiary Guarantors	Exhibit 22 to Mohawk Industries, Inc. Annual Report on Form 10-K dated December 31, 2022.

23.1	Consent of KPMG LLP	*

23.2	Consent of Alston & Bird LLP (included in Exhibit 5.1)

23.3	Consent of Arendt & Medernach (included in Exhibit 5.2)

24.1	Power of Attorney (included on Mohawk Industries, Inc. signature page)

25.1	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, National Association, as Trustee for Mohawk Industries Inc.’s Debt Securities	*

Exhibit No.	Description	Incorporated by Reference to Filings Indicated

25.2	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, National Association, as Trustee for Mohawk Capital Finance S.A.’s Senior Debt Securities and Mohawk Industries, Inc.’s Guarantee of Senior Debt Securities	*

25.3	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of U.S. Bank Trust Company, National Association, as Trustee for Mohawk Capital Finance S.A.’s Senior Subordinated Debt Securities and Mohawk Industries, Inc.’s Guarantee of Senior Subordinated Debt Securities	*

107	Filing Fee Table	*

*	Filed herewith.
**	To be filed by amendment to the registration statement or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.

Item 17.	Undertakings

Each of the undersigned registrants hereby undertakes:

To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in Exhibit 107 in the effective registration statement titled “Calculation of Registration Fee”; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Items 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calhoun, State of Georgia, on the 28th day of April, 2023.

MOHAWK INDUSTRIES, INC.

By:	/s/ Jeffrey S. Lorberbaum
Jeffrey S. Lorberbaum
Chairman and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the individuals whose signature appears below constitutes and appoints Jeffrey S. Lorberbaum and James F. Brunk, and each of them (so long as each such individual is an employee of Mohawk Industries, Inc. or an affiliate of Mohawk Industries, Inc.), his or her true and lawful attorneys-in-fact and agents, with full and several power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the United States Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ Jeffrey S. Lorberbaum Jeffrey S. Lorberbaum	Chairman and Chief Executive Officer (Principal Executive Officer)	April 28, 2023

/s/ James F. Brunk James F. Brunk	Chief Financial Officer (Principal Financial Officer)	April 28, 2023

/s/ William W. Harkens William W. Harkins	Chief Accounting Officer and Corporate Controller (Principal Accounting Officer)	April 28, 2023

/s/ Bruce C. Bruckmann Bruce C. Bruckmann	Director	April 28, 2023

/s/ Jerry W. Burris Jerry W. Burris	Director	April 28, 2023

/s/ John W. Engquist John M. Engquist	Director	April 28, 2023

/s/ Joseph A. Onorato Joseph A. Onorato	Director	April 28, 2023

Signature	Title	Date

/s/ William H. Runge III William H. Runge III	Director	April 28, 2023

/s/ Karen A. Smith Bogart Karen A. Smith Bogart	Director	April 28, 2023

/s/ W. Christopher Wellborn W. Christopher Wellborn	Director	April 28, 2023

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bertrange, Luxembourg, on the 28th day of April, 2023.

MOHAWK CAPITAL FINANCE S.A.

By:	/s/ Michael Kiefer
Michael Kiefer
Class A Director

By:	/s/ Andrew Knight
Andrew Knight
Class B Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated:

Signature	Title	Date

/s/ Michael Kiefer Michael Kiefer	Class A Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	April 28, 2023

/s/ E. Terrell Gilbert Jr. E. Terrell Gilbert Jr.	Class A Director	April 28, 2023

/s/ Andrew Knight Andrew Knight	Class B Director	April 28, 2023

/s/ Laure Paklos Laure Paklos	Class B Director	April 28, 2023